Exhibit 4.3

This Amended and Restated Senior Secured Convertible Note (this “Note”) amends and restates in its entirety that certain Senior Secured Convertible Promissory Note originally issued by the Company to Philip & Daniele Barach Family Trust on December 19, 2025, in the original principal amount of $3,000,000 (the “Original Note”). The Original Note is being amended and restated as of September 23, 2026 (the “Amendment and Restatement Date”) and, as of such date, the indebtedness of the Company evidenced by the Original Note will be deemed to have been issued pursuant to that certain Securities Purchase Agreement, dated as of September 23, 2026, by and among the Company and the Purchasers party thereto, as amended, modified or supplemented from time to time (the “Purchase Agreement”; capitalized terms not otherwise defined in this Note shall have the meanings set forth in the Purchase Agreement) and secured by liens on the assets described in the Amended and Restated Security Agreement (as defined below). For the avoidance of doubt, from and after the Amendment and Restatement Date, the Original Note shall be superseded and replaced by this Note which shall constitute one of the series of Notes issued or outstanding pursuant to the Purchase Agreement.

This Note is intended to amend and restate, and not to novate, discharge, satisfy or extinguish, the indebtedness and other obligations evidenced by the Original Note. All outstanding principal, accrued and unpaid interest and other amounts owing under the Original Note immediately prior to the Amendment and Restatement Date shall continue as obligations under this Note, subject to the amended and restated terms set forth herein

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTOR SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: December 19, 2025

Amendment and Restatement Date: September 23, 2026
Conversion Price: $1.50

Principal Amount: $3,000,000

Amended and restated

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Note”) is a duly authorized and validly issued debt obligation of Celularity Inc., a Delaware corporation (the “Company” or the “Borrower”), having its principal place of business at 170 Park Avenue, Florham Park, NJ 07932.

FOR VALUE RECEIVED, FOR VALUE RECEIVED, the Company promises to pay to the order of Philip & Daniele Barach Family Trust or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the aggregate outstanding principal amount of $3,000,000, together with all accrued and unpaid PIK Interest accruing from and after the Amendment and Restatement Date and all other amounts due hereunder on the Maturity Date (as defined below), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then-outstanding principal amount of this Note in accordance with the provisions hereof:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note and in the Purchase Agreement, the following terms shall have the following meanings:

“Amendment and Restatement Date” has the meaning attributed to it on the legend hereof.

“Bankruptcy Event” means any of the following events with respect to any juridical entity: (a) the entity commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the entity, (b) there is commenced against the entity any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the entity is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the entity suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the entity makes a general assignment for the benefit of creditors, (f) the entity calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the entity, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control Transaction” means the occurrence after the date hereof of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three (3) year period of more than one-half of the members of the Board of Directors which is not approved by a majority of the directors then in office, excluding, for the avoidance of doubt, any Board changes contemplated by the Purchase Agreement or the Board Rights Agreement, including the appointment, nomination or election of the Purchaser Designees, or, or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. For the avoidance of doubt, none of the transactions contemplated by the Purchase Agreement or the conversion of the Notes or exercise of Warrants issued thereunder shall be considered in any determination with respect to whether or not a Change of Control Transaction has occurred.

“Common Stock” means the Company’s Class A common stock, par value $0.0001 per share, and any capital stock into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time any shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into, exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, any shares of Common Stock.

“Conversion Amount” means 100% of the outstanding principal amount of this Note and all accrued and unpaid interest hereon (with respect to both interest at the Regular Interest Rate and/or the Default Interest Rate) through the Conversion Date.

“Conversion Date” shall have the meaning set forth in Section 3(c)(i).

“Conversion Cap” means the limitation on issuance of shares of Common Stock set forth in Section 3(f), pursuant to which, unless and until the Company has obtained any stockholder approval required under Nasdaq Listing Rule 5635, the Company shall not issue, and the Holder shall not be entitled to receive, shares of Common Stock in excess of the limits set forth therein.

“Conversion Price” means, with respect to this Note, $1.50, as it may be adjusted from time to time pursuant to the terms hereof.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Amendment and Restatement Date, by and among the Holder, the other Purchasers named in the Purchase Agreement, and the Company.

“Interest Compounding Date” shall have the meaning set forth in Section 2(a).

“Mandatory Default Amount” means the payment of 100% of the outstanding principal amount of this Note and accrued and unpaid interest hereon (with respect to both interest at the Regular Interest Rate and/or the Default Interest Rate), in addition to the payment in cash of all other amounts, costs, expenses and liquidated damages due in respect of this Note including, without limitation, the costs and expenses incurred in connection with the collection of all amounts due hereunder, as provided herein.

“Maturity Date” the date that is twenty-four (24) months following the Amendment and Restatement Date.

“Nasdaq Listing Rule 5635” means Nasdaq Listing Rule 5635, including any successor rule, guidance, interpretation or related Nasdaq change-in-control requirement applicable to the transactions contemplated by the Transaction Documents.

“Note Register” shall have the meaning set forth in Section 2(b).

“Original Conversion Price” means $1.50, prior to giving effect to any adjustment under this Note.

“Original Issue Date” means December 19, 2025, the date on which the Original Note was first issued, regardless of any amendment, restatement, transfer or exchange of the Original Note or this Note and regardless of the number of instruments issued to evidence the indebtedness represented hereby.

“Permitted Security Interests” means Liens expressly permitted under the Purchase Agreement and the Security Agreement, including the security interests granted to a collateral agent (if applicable) for the benefit of the Holder and the other Purchasers, and any Liens permitted to remain outstanding pursuant to the Purchase Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government, including, without limitation, any instrumentality, division, agency, body or department thereof.

“Purchaser Designees” means the three representatives designated by the Purchasers to serve on the Board of Directors pursuant to the Purchase Agreement and the Board Rights Agreement.

“Regular Interest Rate” shall have the meaning set forth in Section 2(a).

“Requisite Holders” means holders of Notes owning Notes in the aggregate principal amount greater than fifty percent (50.0%) of all Notes then outstanding.

Section 2. Interest and Redemption.

a) Accrual and Compounding of Interest. The Company shall pay interest to the Holder on the aggregate outstanding principal amount of this Note at the rate of ten percent (10%) (the “Regular Interest Rate”) per annum. Interest shall accrue from the Original Issue Date and shall compound annually on each anniversary of the Original Issue Date (each such date, an “Interest Compounding Date”). On each Interest Compounding Date, all accrued and unpaid interest as of such date shall be added to the outstanding principal amount of this Note for purposes of calculating interest accruing thereafter. All accrued and unpaid interest on this Note shall be payable in cash on the Maturity Date (or such earlier date as this Note is required or permitted to be repaid as provided hereunder). No cash payment of interest shall be required prior to the Maturity Date. Upon the occurrence and during the continuance of an Event of Default, the Company shall pay interest to the Holder on the aggregate outstanding principal amount of this Note at the rate of fifteen percent (15%) per annum (the “Default Interest Rate”).

b) Interest at the Regular Interest Rate and the Default Interest Rate shall be calculated for the actual number of days elapsed on the basis of a 365-day year and shall compound annually on each Interest Compounding Date as set forth in Section 2(a). Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

Section 3. Conversion. Holders of this Note shall have the conversion rights as follows.

a) Optional Conversion. The Conversion Amount of this Note shall be convertible, at the option of the Holder, at any time, and without the payment of additional consideration by the Holder, into such number of fully-paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion. The number of shares of Common Stock issuable upon conversion shall be determined by dividing (i) the Conversion Amount on the Conversion Date by (ii) the applicable Conversion Price.

b) Mandatory Conversion Upon Qualified Financing. Upon the consummation of a Qualified Financing, the Conversion Amount of this Note shall automatically convert into such number of shares of the Company’s Common Stock as is determined by dividing (i) the Conversion Amount at the closing of the Qualified Financing by (ii) the applicable Conversion Price. The Company shall provide written notice to the Holder at least two (2) Business Days prior to signing definitive documentation for a Qualified Financing with the Company’s good faith understanding of the expected terms of the Qualified Financing (“Notice of Qualified Financing”). Notwithstanding anything to the contrary herein, any conversion upon a Qualified Financing shall be subject to the Nasdaq Limitations and those limitations set forth in Section 3(g); provided, however, that such automatic conversion shall not occur unless (A) the Company has timely filed all reports required to be filed by it under the Exchange Act and (B) the Underlying Shares are either (1) subject to an effective registration statement under the Securities Act permitting the resale thereof by the Holder or (2) freely saleable by the Holder without registration under Rule 144 promulgated under the Securities Act. To the extent that any shares of Common Stock are not issuable upon automatic. To the extent that any shares of Common Stock are not issuable upon mandatory conversion as a result of Section 3(g), the portion of the Conversion Amount that is not convertible as a result of such limitation shall remain outstanding (with the amount of Converted Amount so converted applied first to accrued but unpaid interest and thereafter to the amount of principal of this Note) and shall convert if and when such conversion would not violate Section 3(g) or after the Company has obtained any required stockholder approval.

c) Mandatory Conversion Upon Stock Price Condition.

i. Triggering Event. I If, at any time while this Note is outstanding, for each of thirty (30) consecutive Trading Days (such period, the “Measurement Period”), on each of which Trading Days the VWAP of the Common Stock on Nasdaq (or such other Trading Market on which the Common Stock is then listed or quoted) equals or exceeds $6.00 per share (the “Stock Price Threshold”), provided that (A) the Common Stock remains listed on Nasdaq or another national securities exchange throughout the Measurement Period, (B) the average daily trading volume during the Measurement Period equals or exceeds 1,000,000 shares, (C) no Event of Default has occurred and is continuing, (D) the Company has sufficient authorized but unissued shares of Common Stock available to effect such conversion, and (E) the Company has not publicly announced or entered into a definitive agreement with respect to any merger, consolidation, business combination, recapitalization or similar extraordinary transaction that, in the reasonable judgment of the Board of Directors, would be materially impaired by such conversion, then, subject to the terms and conditions set forth in this Section 3(c), the Company may, in its sole discretion, by written notice delivered to the Holder within ten (10) Business Days following the expiration of the Measurement Period, elect to cause all of the outstanding Conversion Amount of this Note to convert (without any action on the part of the Holder) into shares of Common Stock at the Conversion Price then in effect on the Trading Day immediately following the last Trading Day of such Measurement Period (such conversion, a “Mandatory Stock Price Conversion” and such date, the “Mandatory Conversion Date”); provided, however, that such automatic conversion shall not occur unless (A) the Company has timely filed all reports required to be filed by it under the Exchange Act and (B) the Underlying Shares are either (1) subject to an effective registration statement under the Securities Act permitting the resale thereof by the Holder or (2) freely saleable by the Holder without registration under Rule 144 promulgated under the Securities Act. For purposes of this Section 3(c), “VWAP” means, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ii. Adjustments to Stock Price Threshold. The Stock Price Threshold shall be subject to equitable adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization or other similar event affecting the Common Stock in a manner consistent with the adjustments set forth in Section 3(d)(vii)(A).

iii. Notice of Mandatory Stock Price Conversion. No later than three (3) Business Days following the Mandatory Conversion Date, the Company shall deliver written notice to the Holder (a “Mandatory Conversion Notice”) stating (A) that a Mandatory Stock Price Conversion has occurred, (B) the Mandatory Conversion Date, (C) the Conversion Amount converted, (D) the applicable Conversion Price and (E) the number of shares of Common Stock issuable to the Holder upon such conversion. The Company’s failure to timely deliver a Mandatory Conversion Notice shall not affect the validity of the Mandatory Stock Price Conversion or otherwise constitute an Event of Default under this Note.

iv. Delivery of Conversion Shares. Upon any Mandatory Stock Price Conversion, the Company shall deliver or cause to be delivered to the Holder the applicable Conversion Shares in accordance with the share delivery procedures set forth in this Section 3. Upon delivery of the applicable Conversion Shares, the corresponding Conversion Amount shall be deemed fully satisfied, cancelled and of no further force or effect. No fractional shares shall be issued upon any Mandatory Stock Price Conversion. In lieu of any fractional share, the Company shall pay cash equal to the fractional interest multiplied by the VWAP on the Mandatory Conversion Date.

v. Limitations on Mandatory Stock Price Conversion. Notwithstanding anything to the contrary herein, any Mandatory Stock Price Conversion shall be subject to the Beneficial Ownership Limitation, the Nasdaq Limitations and those limitations set forth in Section 3(f) and Section 3(g). To the extent that any shares of Common Stock are not issuable upon a Mandatory Stock Price Conversion as a result of Section 3(f) or Section 3(g), the portion of the Conversion Amount that is not convertible as a result of such limitation shall remain outstanding as a continuing obligation of the Company (with the portion of the Conversion Amount so converted applied first to accrued but unpaid interest and thereafter to the principal amount of this Note) and shall automatically convert if and when such conversion would not violate Section 3(f) or Section 3(g) or after the Company has obtained any required stockholder approval. Nothing contained herein shall require the Company to seek stockholder approval solely for purposes of effecting a Mandatory Stock Price Conversion if the Board of Directors determines in good faith that such conversion would materially interfere with a pending financing or strategic transaction.

vi. Holder Conversion Right Preserved. For the avoidance of doubt, the Holder’s right to convert this Note pursuant to Section 3(a) shall remain in full force and effect at all times prior to a Mandatory Stock Price Conversion, and the Holder may elect to convert all or any portion of the Conversion Amount at any time prior to the Mandatory Conversion Date. For the avoidance of doubt, nothing in this Section 3(c) shall limit the Company’s right, if otherwise permitted under this Note, to repay the outstanding principal and accrued interest in cash prior to the Mandatory Conversion Date.

d) Mechanics of Conversion.

i. Notice of Conversion. The Holder shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the amount of this Note to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile, email or otherwise such Notice of Conversion to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. No Notice of Conversion shall be required for any mandatory conversion pursuant to Section 3(b) or Section 3(c).

ii. Delivery of Certificate Upon Conversion. Not later than the date that is the earlier of (i) two (2) Trading Days after delivery of the Notice of Conversion and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates which, on or after the Effectiveness Date (as defined in the Registration Rights Agreement), shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Transaction Documents) representing the number of Common Stock being acquired upon the conversion of this Note. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. On or after the Effectiveness Date, the Company shall, upon request of such Holder, use its reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through The Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth (5th) Business Day after the Conversion Date, the applicable Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Notice of Conversion by written notice to the Company.

iii. Obligation Absolute. The Company’s obligation to issue and deliver the Conversion Shares in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such Holder. Notwithstanding the foregoing, the Company shall not be required to issue any shares of Common Stock to the extent such issuance would violate Section 3(g).

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Conversion Shares in accordance with the provisions of Section 3(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such exercise was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon conversion of the Note as required pursuant to the terms hereof.

v. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder of this Note, not less than such aggregate number of shares of Common Stock as shall be issuable upon the conversion of all outstanding principal balance and accrued but unpaid interest under this Note at the Conversion Price, subject to the limitations set forth in Section 3(g). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

vi. No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

vii. Certain Adjustments.

(A) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any Common Stock Equivalents payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Note or any other Note, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Common Stock issuable upon conversion of this Note shall be proportionately adjusted such that the aggregate Conversion Price of this Note shall remain unchanged. Any adjustment made pursuant to this Section 3(a)(vi)(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(B) Subsequent Equity Sales. If and whenever on or after the Subscription Date, the Company shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (but excluding any Excluded Securities), at an effective price per share less than the Conversion Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 2(b) in respect of any issuances of Excluded Securities. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 2(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding anything herein to the contrary, no adjustment shall be made pursuant to this Section 3(d)(vii)(B) unless the aggregate gross proceeds received by the Company from the applicable Dilutive Issuance exceed $500,000 or the aggregate number of shares of Common Stock issued (or deemed issued) exceeds one percent (1%) of the Company’s outstanding Common Stock (on a fully diluted basis) immediately prior to such issuance.

(1) Excluded Issuances. For purposes of this Section 3(d)(vii)(B), “Excluded Issuances” means any issuance or sale (or deemed issuance or sale) of shares of Common Stock: (a) upon conversion of this Note or any other Notes; (b) upon exercise of any warrants issued pursuant to the Purchase Agreement; (c) to employees, officers, directors or consultants of the Company or any Subsidiary pursuant to equity incentive plans or agreements approved by the Board of Directors, provided that the aggregate number of shares of Common Stock issued pursuant to this clause (c) does not exceed 15% of the fully-diluted Common Stock outstanding as of the Amendment and Restatement Date; (d) as a dividend or distribution on the Common Stock for which an adjustment is made pursuant to Section 3(d)(vi)(A); (e) upon exercise or conversion of any Common Stock Equivalents outstanding as of the Amendment and Restatement Date; (f) in connection with any bona fide strategic transaction (including any joint venture, licensing arrangement, technology partnership, research collaboration, manufacturing agreement, supply agreement, distribution agreement, commercial alliance, asset acquisition, merger, business combination, debt restructuring or similar commercial transaction, or similar arrangement) approved by the Board of Directors, provided that the primary purpose of such transaction is the development, manufacture, commercialization, acquisition, disposition or strategic advancement of the Company’s business and not to raise capital; (g) pursuant to bona fide debt financing, equipment financing, working capital facility, refinancing transaction or other credit arrangement by and between the Company and a commercial bank or similar institutional lender, approved by the Board of Directors, including any warrants (but not conversion rights) issued in connection therewith; (h) pursuant to any settlement of litigation, commercial dispute, creditor workout, restructuring or similar negotiated resolution approved by the Board of Directors; upon the exercise, conversion or exchange of any security whose issuance constituted an Excluded Issuance; (i) issued in connection with inducement awards permitted under Nasdaq Listing Rule 5635(c)(4) or any successor rule; (j) issued pursuant to anti-dilution adjustments contained in securities outstanding on the Amendment and Restatement Date; (k) any issuance approved in writing by the Holder; and (l) any issuance of Common Stock or Common Stock Equivalents in connection with any merger, consolidation, business combination, recapitalization, reorganization, share exchange, acquisition of assets or equity interests, or similar strategic transaction approved by the Board of Directors, whether or not such transaction includes a concurrent financing, provided that the primary purpose of such issuance is to effect such transaction and not to circumvent the provisions of this Section 3(d)(vi)(B).

(2) Determination of Consideration. For purposes of this Section 3(d)(vii)(B), the aggregate consideration received or receivable by the Company for any issuance or sale (or deemed issuance or sale) of Common Stock shall be computed as follows:

(i) to the extent it consists of cash, on the basis of the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation, concessions or discounts paid or allowed by the Company in connection with such issuance or sale;

(ii) to the extent it consists of property other than cash, at the fair market value of such property as reasonably determined in good faith by the Board of Directors; provided that if the Holder disputes such determination, the fair market value shall be determined by an independent nationally recognized valuation firm jointly selected by the Holder and the Company and if the parties are unable to agree upon such firm within ten (10) Business Days, each shall appoint one nationally recognized valuation firm and such firms shall jointly appoint a third valuation firm whose determination shall be final and binding with the costs of such appraisal shall be borne equally by the Company and the Holder; and

(iii) if shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration that covers both, the consideration computed as provided in clauses (i) and (ii) above allocable to such shares of Common Stock shall be determined in good faith by the Board of Directors; provided that if the Holder disputes such determination, the allocation shall be determined by an independent nationally recognized valuation firm jointly selected by the Holder and the Company and if the parties are unable to agree upon such firm within ten (10) Business Days, each shall appoint one nationally recognized valuation firm and such firms shall jointly appoint a third valuation firm whose determination shall be final and binding with the costs of such appraisal shall be borne equally by the Company and the Holder.

(3) Deemed Issuances of Common Stock. For purposes of this Section 3(d)(vii)(B), if the Company issues or sells any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof (taking into account any anti-dilution or similar adjustments therein) is less than the Applicable Price, then such share of Common Stock shall be deemed to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalent for such price per share. Notwithstanding the foregoing, no adjustment shall result from any amendment or modification that is administrative in nature, extends maturity, waives defaults, adjusts registration rights, modifies covenants, or otherwise does not reduce the effective consideration payable for the applicable Common Stock Equivalent. If the terms of any Common Stock Equivalent are amended or modified after the Amendment and Restatement Date such that the lowest price per share for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof is decreased below the Applicable Price, then such Common Stock Equivalent shall be deemed to have been issued at the time of such amendment or modification for such reduced price per share. For purposes of this Section 3(d)(vii)(B)(3), the “lowest price per share for which one share of Common Stock is issuable upon conversion, exercise or exchange” shall equal the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange thereof. No adjustment shall be made pursuant to this Section 3(d)(vi)(B) upon the actual issuance of shares of Common Stock upon conversion, exercise or exchange of a Common Stock Equivalent to the extent an adjustment was previously made with respect to such Common Stock Equivalent pursuant to this Section 3(d)(vi)(B)(3). For the avoidance of doubt, adjustments shall only be made where the primary purpose of the amendment is to reduce the effective conversion or exercise price applicable to such Common Stock Equivalent.

(4) No Increase in Conversion Price. Notwithstanding any other provision of this Section 3(d)(vii)(B), in no event shall any adjustment made pursuant to this Section 3(d)(vii)(B) result in an increase in the Conversion Price.

(5) Minimum Conversion Price. The Conversion Price shall in no event be reduced pursuant to the terms of this Section 3(d)(vii)(B) below $1.25 per share, subject to giving effect to any adjustments pursuant to Section 3(d)(vii)(A).

(C) Calculations. All calculations under this Section 3(c)(vii) shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(D) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 3(d)(vii), the Company shall promptly deliver to the Holder by email a notice setting forth the Conversion Price after such adjustment and any resulting adjustment to the number of the shares of Common Stock issuable upon conversion of this Note and setting forth a brief statement of the facts requiring such adjustment.

e) Fundamental Transactions. If, at any time while this Note is outstanding, the Company effects any merger, consolidation, sale of all or substantially all assets, tender offer, exchange offer, reclassification, compulsory share exchange or other similar transaction pursuant to which the Common Stock is converted into, exchanged for or represents the right to receive securities, cash or other property, then the Holder shall have the right thereafter to receive, upon conversion of this Note, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such transaction if this Note had been converted immediately prior to such transaction, subject to Section 3(g).

f) Beneficial Ownership Limitation. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that, after giving effect to the conversion set forth in the applicable Notice of Conversion or any mandatory conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of its Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Warrants issued to the Holder under the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(f) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Attribution Parties) and of what principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. The Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Notes, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(f); provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder, and provided further that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. Notwithstanding the foregoing, the Beneficial Ownership Limitation shall not apply to any Holder that, together with its Attribution Parties, beneficially owned shares of Common Stock (including shares of Common Stock issuable upon conversion of Notes or exercise of Warrants issued under the Purchase Agreement) in excess of the Beneficial Ownership Limitation as of the Original Issue Date (each such Holder, a “Grandfathered Holder”); provided that such Grandfathered Holder shall remain subject to the limitations set forth in Section 3(g) and any applicable limitations under Nasdaq Listing Rule 5635. The Beneficial Ownership Limitation provisions of this Section 3(f) shall apply to a successor holder of this Note (other than a successor to a Grandfathered Holder that, together with its Attribution Parties, beneficially owned shares of Common Stock in excess of the Beneficial Ownership Limitation immediately prior to such succession). The provisions of this Section 3(f) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation..

g) Deferred Issuance. Any shares of Common Stock not issuable as a result of Sections 3(f) shall remain issuable if and when such issuance would not violate Nasdaq rules or after the Company has obtained any required stockholder approval. The Company shall use commercially reasonable efforts to seek and obtain any required stockholder approval if requested by the Holder or if otherwise necessary to permit the full conversion of this Note in accordance with its terms.

Section 4. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. The Company shall update the Note Register to reflect permitted transferees and assignees of the Note.

Section 5. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events, whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body:

i. any default in the payment of (A) the principal amount of this Note or (B) interest, liquidated damages and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on a Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note;

iii. a breach, default, event of default or the failure observe or perform any covenant or agreement (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated, including the other Notes (and not covered by clause (v) below);

iv. the Company experiences a Material Adverse Effect;

v. any Person shall breach any agreement delivered to the Holder or the Purchasers pursuant to Section 2.2 of the Purchase Agreement;

vi. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect (or, to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in any respect) as of the date when made or deemed made;

vii. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

viii. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

ix. the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of fifty percent (50%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

x. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within forty-five (45) days after the date thereof;

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xii. prior to the payment in full and satisfaction of the amount owed under this Note, any security interest and Lien purported to be created by any Transaction Document shall cease to be in full force and effect, or shall cease to give the Holder or Collateral Agent, as applicable, the Liens, rights, powers and privileges purported to be created and granted under such Transaction Documents (including a perfected priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Transaction Document)) in favor of the Holder, or Collateral Agent, as applicable, or shall be asserted by the Company or any Affiliate(s) not to be a valid, perfected, priority (except as otherwise expressly provided in this Note, any such Transaction Document or the transaction documents entered into in connection with the Additional Note) security interest in or Lien on the Collateral covered thereby; or

xiii. except as set forth in Schedule 5 (xiii), any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s public disclosure of such information on that same date.

b) Remedies Upon Event of Default. If any Event of Default occurs (other than the one described in (viii) above), upon written request of the Holder, the Mandatory Default Amount through the date of acceleration shall be paid to the Holder in cash. In the case an Event of Default described above in (viii) occurs, then the Mandatory Default Amount, through the date of acceleration, shall be immediately due and payable to the Holder in cash without any demand, notice or action on the part of the Holder. Commencing on the occurrence of any Event of Default and for as long an Event of Default is not cured, the interest rate on this Note as set forth in Section 2 above shall accrue at the Default Interest Rate. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Except for an Event of Default described above in (viii), such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Amendment and Restatement Date) to, directly or indirectly:

a) except for Permitted Indebtedness, enter into, create, incur, assume, or suffer to exist any indebtedness for borrowed money of any kind;

b) except for Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property, assets or revenues now owned or hereafter acquired;

c) merge, dissolve, liquidate, consolidate with or into another Person, or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets whether now owned or hereafter acquired;

d) pay cash dividends or distributions on any equity securities of the Company;

e) pay any cash employment bonuses either for calendar year 2025 or from the proceeds of this Note;

f) enter into any agreement with respect to any of the foregoing;

g) make any payment or prepayment on any indebtedness that is subordinated to the Notes, except to the extent expressly permitted by the applicable subordination agreement or approved in writing by the Holder;

h) issue any shares of Common Stock or Common Stock Equivalents in violation of Nasdaq Listing Rule 5635 or the limitations set forth in Section 3(e) or Section 3(f); or

i) use the proceeds of this Note for any purpose other than as permitted under the Purchase Agreement, provided that the Company may use a portion of the proceeds from Tranche 1 to pay the amount necessary to obtain the release and termination of the Trust’s security interest in the assets of the Company and its Subsidiaries.

Section 7. Affirmative Covenants. As long as any portion of this Note remains outstanding, the Company shall, and shall as applicable cause its Subsidiaries to:

a) promptly notify the Holder and the holder(s) of any other Notes of the occurrence of any Event of Default and the occurrence of any matter or that has had or could reasonably be expected to have a Material Adverse Effect;

b) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business;

c) comply with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it;

d) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving the assets and business of the Company;

e) permit representatives of the Holder to visit and inspect any of the Company’s properties, to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss the Company’s affairs, finances and accounts with the Company’s directors and officers, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably requested;

f) use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on Nasdaq or another Trading Market;

g) use commercially reasonable efforts to obtain any stockholder approval required under Nasdaq Listing Rule 5635 if requested by the Requisite Holders or if otherwise necessary to permit the full conversion of this Note and the other Notes and the full exercise of the Warrants issued pursuant to the Purchase Agreement in accordance with their terms;

h) in the case of Tranche 1, use the applicable portion of the proceeds of this Note other than as permitted under the Purchase Agreement; and

i) take all actions reasonably necessary to preserve the first-priority security interest granted under the Security Agreement, subject only to Permitted Liens.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, electronic mail or sent by a nationally recognized overnight courier service, addressed to the Company, at the facsimile number, email address or mailing address set forth on its signature page hereto, or such other facsimile number, electronic mail or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by electronic mail, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the email address, facsimile number or address of the Holder appearing on the books of the Company, or if no such email address or facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement, or such other facsimile number, electronic mail or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 8(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile prior to 5:30 p.m. (New York City time) on any Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law (“NY GOL”)), without regard to any other conflicts of law rules or principles. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York, New York. Pursuant to NY GOL 5-1402, each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City, County and State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

e) Amendment; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Requisite Holders. Upon the effectuation of such waiver or amendment with the consent of the Requisite Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver. Notwithstanding the foregoing, no amendment or waiver shall, without the written consent of the Holder, disproportionately and adversely affect the Holder relative to the holders of the other Notes.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Costs of Collection and Enforcement. The Company agrees to pay any collection expense, court costs and, to the extent allowed by applicable law, reasonable attorneys’ fees and legal fees (whether or not suit is commenced) which are incurred in the collection or enforcement of this Note or of any part hereof or any of the other Transaction Documents; and in the event suit is brought to enforce payment hereof, that such expenses, costs and fees be determined by a court sitting without a jury. Attorneys’ fees shall include any such fees incurred in any Bankruptcy Event, appellate or related ancillary or supplemental proceedings, whether before or after final judgment related to the enforcement or defense of this Note and any of the other Transaction Documents.

h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) Secured Obligation. The obligations of the Company under this Note are secured by certain assets of the Company pursuant to the Security Agreement, dated as of September 23, 2026, by and among the Company and the Collateral Agent, for the benefit of the Holder and the other Purchasers. The obligations under this Note are intended to constitute senior secured obligations of the Company, ranking senior to all indebtedness of the Company other than indebtedness expressly permitted under the Purchase Agreement or otherwise subject to an intercreditor, subordination or other arrangement acceptable to the Holder. Notwithstanding the foregoing, the Holder acknowledges that the effectiveness of the first-priority security interest granted for the benefit of the Holder and the other Purchasers may be subject to the payment of any amounts payable to the Trust and the release and termination of the Trust’s security interest, in each case as contemplated by the Purchase Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Senior Secured Convertible Promissory Note to be duly executed by a duly authorized officer of the Company.

CELULARITY INC.

By:
Name:	Robert J. Hariri, MD, PhD
Title:	CEO

Mailing Address for Notices: 170 Park Avenue, Florham Park, NJ 07932 Email Address for delivery of Notices: kyle.fletcher@celularity.com

[Signature Page for Convertible Note]

ANNEX A

NOTICE OF CONVERSION

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Celularity Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the unpaid principal balance of the Note and accrued interest indicated below into shares of Common Stock of the Company, as of the date specified below.

Date of conversion:

Unpaid principal balance to be converted:

Unpaid accrued interest to be converted:

Please confirm the following information:

A. Conversion Price:

B. Number of shares of Common Stock to be issued:

C. Please deliver the stock certificate representing the shares of Common Stock to the following address:

By:
Name:
Title,	if applicable:

[Signature Page for Convertible Note]

ANNEX B

ASSIGNMENT FORM

(To assign the foregoing Note, execute this form and supply required information. Do not use this form to convert shares.)

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to the following:

Name of Assignee: ________________________________________

Address of Assignee: ______________________________________________________________________

Phone Number of Assignee: _________________________________

Email Address of Assignee: __________________________________

SSN/EIN of Assignee: _______________________________________

By:
Name of Holder: Address of Holder: Date:

[Signature Page for Convertible Note]